Exhibit 10.38
SEVENTH AMENDMENT
TO THE
PRUDENTIAL SUPPLEMENTAL EMPLOYEE SAVINGS PLAN
(Effective as of January 1, 2006)
(Amending to remove IRC Section 162(m) permitted delay provisions)

Purpose and Background:

A.Pursuant to Section 7.1(b) of the Prudential Supplemental Employee Savings Plan (the “Plan”), the Executive Vice President, Chief Human Resources Officer (or successor thereto) (“EVP HR”) of The Prudential Insurance Company of America ("Prudential") may adopt minor amendments to the Supplemental Plan without the approval of the Compensation Committee of the Board of Directors of Prudential that are necessary or advisable for purposes of compliance with applicable laws and regulations.

B.Due to legislative changes made to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), the EVP HR deems it advisable to amend Section 5.3 of the Plan to remove the provisions that required the Committee (as defined in the Plan) to delay making a payment to a participant if the Committee reasonably anticipated that the payment would not be deductible under Section 162(m).

C.The EVP HR has determined that the foregoing amendment is within the scope of authority granted to the EVP HR under the terms of the Plan.

Resolutions:

Effective January 1, 2018, the Plan is hereby amended as follows:

1.Section 5.3 of the Plan is amended and restated to read as follows:

5.3    Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee's reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided, however, that any payment delayed pursuant to this Section 5.3 shall be paid in accordance with Section 409A on the earliest date in which the Company reasonably anticipates that the making of the payment will not cause a violation of Federal securities laws or other applicable law.

2.All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

3.Except where otherwise expressly amended herein, the Plan is ratified and confirmed and shall continue in full force and effect.

Adopted on behalf of The Prudential Insurance Company of America.

Date: December 18, 2020	/s/ Lucien Alziari
Lucien Alziari
Executive Vice President,
Chief Human Resources Officer